Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Neil Boss, Controller and Principal Financial Officer 919.468.0399, ext. 229 nboss@moissanite.com	Investor Relations: Deborah K. Pawlowski Investor Relations 716.843.3908 dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

Charles & Colvard, Ltd. Announces New Chairman of the Board, New CEO, Departure of

Executive Officers, and Management Services Agreement

MORRISVILLE, North Carolina, February 5, 2009 - Charles & Colvard, Ltd. (NASDAQ: CTHR) announced today that George R. Cattermole, a current Director of the Company, has been elected Chairman of the Board of Directors, effective as of February 3, 2009.

Charles & Colvard, also announced today that the Company’s Board of Directors has appointed Richard A. Bird, a current Director of the Company, as Chief Executive Officer. In addition, the Company has ended its employment relationships with three executive officers: Dennis M. Reed, President and Chief Marketing Officer; Carl A. Mielke, Senior Vice President of Sales; and Steven Abate, Vice President of Operations.

The Company has entered into a Management Services Agreement with Bird Capital Group, Inc., effective February 3, 2009, under which Bird Capital Group will provide management services to Charles & Colvard including the services of Richard A. Bird as chief executive officer. Mr. Bird was appointed Chief Executive Officer of Charles & Colvard by the Board on February 3, 2009.

The management services being provided by Bird Capital Group under the Agreement are intended to initiate and lead a turnaround of Charles & Colvard’s business with the goals of increasing sales, reducing operational costs, improving marketing of Charles & Colvard’s products, and increasing shareholder value for the Company’s shareholders.

Mr. Cattermole said: “We are in extraordinarily challenging times that require difficult decisions, innovative solutions, and aggressive, unprecedented actions. For the past 8 months our Board of Directors has identified, evaluated, and debated a variety of different business models and strategies that would put our company back on a growth path towards realizing our economic potential. We are confident that we have made the right choice and look forward to working with Mr. Bird, our employees, and Bird Capital Group to provide unique value to our customers, partners, and shareholders.”

Mr. Bird noted that, “The Company’s business position has been severely weakened over the last two years, and the Company’s marketing positioning of its products and resulting market penetration have obviously been unsuccessful, as shareholders are painfully aware.” Mr. Bird continued, “But, as both a shareholder myself and a consumer of the Company’s products for several years, I continue to be enthusiastic about the potential for the Company and its shareholders. Since becoming a Director in May of 2008, I have become more aware of the need for dramatic change in the management of the Company and in the marketing of its products. I am committing myself to working substantively and diligently for improved shareholder value.”

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Charles & Colvard LTD Announces Management Changes

February 5, 2009

As Mr. Bird is a Director of Charles & Colvard, this Agreement was initiated, responded to, considered, negotiated, and agreed to, by Charles & Colvard and Bird Capital Group and Mr. Bird, as the case was for each, only in strict adherence and accordance with Charles & Colvard’s Corporate Governance Guidelines and Code of Business Conduct and Ethics in regard to any actual or perceived conflicts of interest between Charles & Colvard and Mr. Bird or Bird Capital Group. In particular, Dr. Frederick A. Russ, Interim Chairman of the Board during the deliberations, requested Bird Capital Group to present a proposal for management services for consideration. The Board (with Mr. Bird recused) formed a Special Committee of the Board (comprised of Directors Ollin B. Sykes, Lynn L. Lane, George R. Cattermole, Dr. Frederick A. Russ and Laura C. Kendall) for the purpose of considering the proposal requested from Bird Capital Group, and Director Bird recused himself from any participation as a member of the Board in any consideration of Bird Capital Group’s proposal. The proposal was evaluated in the context of other opportunities the Board considered for moving the company forward and was chosen because it offered the best opportunity to optimize shareholders’ investments in the Company.

The Management Services Agreement provides for monthly fees and potential short-term and long-term incentive bonus payments to Bird Capital Group. Monthly management fees initially are $75,000 per month subject to certain adjustments, except for the first two months in which fees are $175,000 per month while Bird Capital Group is responsible for developing a new strategic plan. Possible short-term contingent performance bonuses include a one-time bonus based on realized gross profit from certain potential finished goods inventory reductions before February 1, 2010 and a possible bonus based on any net amounts realized upon any potential settlement of certain pending litigation. Possible long-term contingent performance bonuses include a bonus of twenty percent of adjusted operating income before interest, income taxes, depreciation and amortization, any long-term bonus payments under the Agreement and certain extraordinary and nonrecurring items. Also, upon a sale of the company or termination of the Agreement, a one-time bonus would be payable in an amount equal to twenty percent of the amount by which the Company’s total market valuation exceeds the Company’s valuation as of the date of the Agreement.

The Company announced it will hold an investor conference call on Tuesday, February 10, 2009 at 4:30 pm EST.

The Charles & Colvard conference call can be accessed the following ways:

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The live webcast can be found at www.moissanite.com or www.charlesandcolvard.com. Participants should go to the website 10 - 15 minutes prior to the scheduled conference in order to register and download any necessary audio software.

•	The teleconference can be accessed by dialing (201) 689-8560, and entering conference ID number 312867 approximately 5 - 10 minutes prior to the call.

To listen to the archived call:

•	The archived webcast will be at www.moissanite.com or www.charlesandcolvard.com. A transcript will also be posted once available.

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A replay can also be heard by calling (201) 612-7415, and entering conference ID number 312867 and account number 3055. The telephonic replay will be available from 7:30 p.m. on the day of release until 11:59 p.m. ET Tuesday, February 17, 2009.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity.

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Charles & Colvard LTD Announces Management Changes

February 5, 2009

Charles & Colvard created Moissanite™ is currently used in fine jewelry sold primarily through domestic and international retailers. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to any trends in the general economy that would adversely affect consumer spending, a further decline in our sales, dependence on Cree, Inc. as the current supplier of most of the raw material, ability to develop a material second source of supply, dependence on a limited number of customers, dependence on consumer acceptance of the Company’s products, risks of conducting operations in foreign countries and our dependence on third parties, general economic conditions that are out of our control and may adversely affect our financial condition and results of operations, continued listing of our common stock on the NASDAQ Global Select Market and the impact of changes in our management on our ability to execute our business strategy in the near term, in addition to the other risks and uncertainties described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.

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